UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2018 (May 25, 2018)

Kadmon Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37841	27-3576929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 East 29th Street New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 308-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2018, each of Drs. Alexandria Forbes and Thomas Shenk informed Kadmon Holdings, Inc. (the “Company”) of their resignation as a director of the Company effective as of the date the registration statement of MeiraGTx Holdings plc (File No. 333-224914) is declared effective.  Dr. Forbes and Dr. Shenk are resigning to focus on their responsibilities as the Chief Executive Officer and Director, and Director, respectively, of Meira GTx Holdings plc, in which the Company has an approximately 17% ownership stake as of the date hereof, and which is currently considering an initial public offering. Each has confirmed that the resignation is not the result of any disagreement with the Company. The Company thanks them for their service and wishes them well in their endeavors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kadmon Holdings, Inc.

Date: May 29, 2018	/s/ Konstantin Poukalov
Konstantin Poukalov
Executive Vice President, Chief Financial Officer